Exhibit 23




            Consent of Independent Registered Public Accounting Firm

The Board of Directors
DNB Financial Corporation:

We consent to incorporation by reference in this Registration Statement on Form S-8 of DNB Financial Corporation, and in the accompanying Annual Report on Form 11-K for the DNB First 401(k) Retirement Plan (the "Plan") for the fiscal year ending December 31, 2004, of our report dated May 20, 2005 that is included in that Annual Report.

/s/ Fischer Cunnane & Associates Ltd
July 12, 2005